News Release For Further Information: Jessica Ramsey, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Reports 2016 Second Quarter Financial Results Birmingham, MI, August 11, 2016 ‐ Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the second quarter ended June 30, 2016. Second Quarter 2016 Highlights (all comparisons to prior year period) • Gross written premiums increased 28.9% to $29.7 million, largely due to continued growth in commercial markets of hospitality, small business, and specialty homeowners personal lines • Net written premiums up 64.2% to $26.2 million as a result of growth in gross written premiums and lower ceded premiums due to the Company’s reduction of reliance on quota share reinsurance • Strengthened reserves in its commercial auto and Florida homeowners lines • As a result of this strengthening, combined ratio was 109.7%, compared to 97.7% in the prior year period and 112.2% in the first quarter of 2016 • Net loss of $0.5 million, or $0.07 per diluted share • Book value per share was $10.03 at June 30, 2016, compared to $10.11 at December 31, 2015 Management Comments James Petcoff, Chairman and CEO, commented, “Conifer’s second quarter was highlighted by healthy growth in both our core commercial lines (up 25%) and personal lines of business (up 46%) as a result of our focus on specialty niche markets where Conifer has an operating advantage due to its superior service and bundled product offering. We have worked diligently since the Company’s inception to drive awareness among our independent agent network and customer base, and are gaining traction within existing markets while expanding geographically. Further, we are seeing considerable growth in the profitable lines we began to underwrite as part of our 2015 investments in specialty markets such as security guard liability and quick service restaurants in commercial lines, as well as low‐value dwellings in personal lines.” Mr. Petcoff continued, “We made progress in key underwriting metrics from the first quarter of 2016 and expect this to continue through the remainder of 2016. Conifer’s core commercial property and

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August 11, 2016
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liability lines reported an exceptional loss quarter, and we believe that there is still room for combined ratio improvement as our expense ratio begins to rationalize following our continued growth. During the second quarter, we also strengthened reserves in our Florida homeowners and commercial auto businesses, which impacted our combined ratio for the period. We implemented measures in 2015 to address loss performance in these markets through rate increases and controlled growth, and began to see increasingly favorable outcomes through the first half of 2016."

2016 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 29,725	$ 23,059	28.9%	$ 55,118	$ 44,263	24.5%
Net written premiums	26,176	15,942	64.2%	48,226	29,608	62.9%
Net earned premiums	21,675	15,115	43.4%	41,784	29,608	41.1%
Net investment income	528	469	12.6%	1,065	955	11.5%
Net realized investment gains	541	87	**	533	232	129.7%
Net income (loss)	(513)	630	**	(2,541)	1,142	**
Net income (loss) attributable to Conifer	(513)	579	**	(2,541)	1,042	**
Net income (loss) allocable to common shareholders	(513)	366	**	(2,541)	616	**
Net income (loss) per share, diluted	$ (0.07)	$ 0.09		$ (0.33)	$ 0.15	
Operating income allocable to common shareholders*	(1,054)	279	**	(3,074)	384	**
Operating income (loss) per share, diluted*	$ (0.14)	$ 0.07		$ (0.40)	$ 0.09	
Book value per common share outstanding	$ 10.03	$ 11.07		$ 10.03	$ 11.07	
Weighted average shares outstanding, basic and diluted	7,594,862	4,050,042		7,616,821	4,045,482	
Underwriting ratios:						
Loss ratio (1)	61.7%	57.6%		62.0%	57.4%	
Expense ratio (2)	48.0%	40.1%		48.9%	41.0%	
Combined ratio (3)	109.7%	97.7%		110.9%	98.4%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Second Quarter 2016 Premiums

Gross Written Premiums

Gross written premiums increased 28.9% in the second quarter of 2016 to $29.7 million, compared to $23.1 million in the prior year period. The Company reported growth in both its commercial and personal lines.

Conifer Holdings, Inc. Page 3 August 11, 2016 Net Written Premiums Net written premiums increased 64.2% to $26.2 million in the second quarter of 2016, compared to $15.9 million for the prior year period, largely due to higher gross written premiums and the termination of the quota share reinsurance treaty in August of 2015 that was put in place effective December 31, 2014. Net Earned Premiums Net earned premiums increased 43.4% to $21.7 million for the second quarter of 2016, compared to $15.1 million for the prior year period. The increase was primarily due to the Company retaining more earned premiums as result of the termination of its quota share reinsurance treaty. Commercial Lines Operational Review The Company’s commercial lines of business, which represented 76.8% of total gross written premiums in the second quarter of 2016, primarily consist of property, liability, automobile and other miscellaneous coverage offered primarily to owner‐operated small and mid‐sized businesses, professional organizations and hospitality businesses such as restaurants, bars and taverns. Commercial lines gross written premiums grew by 24.5% to $22.8 million in the second quarter of 2016. The majority of this growth came from the commercial multi‐peril and workers compensation, which together grew by 50.0%, largely from expansion in the hospitality and security services product lines. During the period, the Company became the number one underwriter of liquor liability business in the State of Michigan, according to recent data available from the Michigan Liquor Control Commission. As a result of the impact of the reserve strengthening in the commercial auto line mentioned above, coupled with increases in operating costs not yet offset by the Company’s continued progression to efficient operating scale, the commercial lines combined ratio was 92.5% in the second quarter of 2016 compared to 78.2% in the prior year period. On a sequential basis, the commercial lines combined ratio improved by 3.4 percentage points from the 2016 first quarter. Excluding the contribution to the combined ratio from prior year adverse development, the accident year combined ratio on commercial lines was 87.8%, an improvement of 5.8 percentage points from the 2016 first quarter accident year combined ratio.

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Commercial Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands)					
Gross written premiums	$ 22,821	$ 18,326	24.5%	$ 41,965	$ 34,068	23.2%
Net written premiums	20,548	12,524	64.1%	37,536	22,378	67.7%
Net earned premiums	16,484	10,670	54.5%	31,763	20,158	57.6%
Underwriting ratios:						
Loss ratio	56.4%	49.8%		56.3%	51.8%	
Expense ratio	36.1%	28.4%		37.9%	30.4%	
Combined ratio	92.5%	78.2%		94.2%	82.2%	
Contribution to combined ratio from net (favorable) adverse prior year development	4.7%	-0.6%		3.6%	-0.6%	
Accident year combined ratio	87.8%	78.8%		90.6%	82.8%	

Personal Lines Operational Review

Personal lines, which consist of low-value dwelling and wind-exposed homeowners insurance, represented 23.2% of total gross written premiums for the period.

Personal lines gross written premiums increased 45.9% to $6.9 million in the second quarter of 2016 compared to the prior year period. The premium increase was largely driven by the expansion in the Company's low-value home dwelling and wind-exposed lines of business.

The Company increased reserves in its Florida homeowners business, which contributed to a higher loss ratio for the quarter of 78.0%. In addition, the Company's expense ratio remained elevated in comparison to the prior year as a result of additional expenses related to the expansion of its underwriting teams in the second half of 2015 without the corresponding higher gross written premiums that it expects throughout the remainder of 2016. The Company reported a combined ratio in personal lines of 122.8%, compared to 97.4% in the prior year period. On a sequential basis, the personal lines loss ratio improved by 5.1 percentage points from the 2016 first quarter.

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Personal Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands)					
Gross written premiums	$ 6,904	$ 4,733	45.9%	$ 13,153	$ 10,195	29.0%
Net written premiums	5,628	3,418	64.7%	10,690	7,230	47.9%
Net earned premiums	5,191	4,445	16.8%	10,021	9,450	6.0%
Underwriting ratios:						
Loss ratio	78.0%	76.9%		79.9%	69.7%	
Expense ratio	44.8%	20.5%		45.5%	22.7%	
Combined ratio	122.8%	97.4%		125.4%	92.4%	
Contribution to combined ratio from net (favorable) adverse prior year development	13.5%	5.3%		18.9%	3.4%	
Accident year combined ratio	109.3%	92.1%		106.5%	89.0%	

Combined Ratio Analysis

	Three Months Ended June		Six Months Ended June 30,	
	2016	2015	2016	2015
	(dollars in thousands)			
Underwriting ratios:				
Loss ratio	61.7%	57.6%	62.0%	57.4%
Expense ratio	48.0%	40.1%	48.9%	41.0%
Combined ratio	109.7%	97.7%	110.9%	98.4%
Contribution to combined ratio from net adverse prior year development	6.9%	1.1%	7.3%	0.7%
Accident year combined ratio	102.8%	96.6%	103.6%	97.7%

Combined Ratio

The Company's combined ratio was 109.7% for the three months ended June 30, 2016, compared to 97.7% for the same period in 2015. The combined ratio increased primarily due to reserve strengthening in the Company's Florida homeowners line of $695,000 for the second quarter, and in the commercial automobile line of $613,000 during the period.

Excluding additional reserve strengthening, the combined ratio was 102.8%, which was a 1.6 percentage point improvement sequentially over the first quarter of 2016.

- *Loss Ratio*: The Company's loss ratio was impacted by increased reserves in the commercial automobile line due to higher-than-expected frequency and severity of prior year losses. The commercial automobile line went through numerous underwriting adjustments during the course of 2015 such as tightening underwriting guidelines, increasing rates, and selectively writing in the most profitable geographies. These adjustments, coupled with an increased reliance on the in-house commercial automobile claims group, have helped improve results.

Conifer Holdings, Inc. Page 6 August 11, 2016 The table below details the impact on the Company’s loss ratio relating to these items:  Expense Ratio: The expense ratio was 48.0% for the second quarter of 2016, compared to 40.1% in the prior year period. The year‐over‐year increase was primarily due to expenses related to the hiring of new underwriting managers in commercial and personal lines (without a commensurate increase in gross written premiums), the elimination of quota share reinsurance and other incremental hiring and infrastructure investments necessary to support the Company’s continued growth rate.  The 2016 second quarter expense ratio resulted in a 1.8 percentage point improvement from the 49.8% expense ratio reported for the first quarter of 2016, and a 6.1 percentage point decrease from the fourth quarter of 2015. The Company believes this ratio will continue to decline over time as the Company grows to efficient operating scale. Net Income (Loss) Allocable to Common Shareholders In the second quarter of 2016, the Company reported a net loss of $513,000, or $0.07 per diluted share based on 7.6 million weighted average common diluted shares outstanding, compared to net income of $366,000, or $0.09 per diluted share, based on 4.1 million weighted average common diluted shares outstanding in the prior year period. Operating Income (Loss) The Company defines operating income (loss), a non‐GAAP measure, as net income (loss) allocable to common shareholders excluding net realized investment gains and losses, and other gains and losses, after tax. In the second quarter of 2016, the Company reported an operating loss of $1.1 million, or $0.14 per share, compared to operating income of $279,000, or $0.07 per share, for the same period in 2015. 2016 2015 2016 2015 Loss ratio 61.7% 57.6% 62.0% 57.4% Less loss ratio impact from: Personal automobile; in run‐off ‐0.3% 3.1% 1.2% 3.9% Commercial automobile reserve strengthening 2.8% 2.2% 3.5% 1.8% Florida homeowners reserve strengthening 3.2% ‐0.1% 3.4% ‐0.1% Other net reserve (favorable) development 1.2% ‐4.1% ‐0.8% ‐4.9% Accident year combined ratio 54.8% 56.5% 54.7% 56.7% Three Months Ended June Six Months Ended June 30, (dollars in thousands)

Conifer Holdings, Inc. Page 7 August 11, 2016 Balance Sheet/Investment Overview The Company maintains a prudent investment approach with 97% of the portfolio invested in short‐ term investments and fixed‐income securities, with an average credit quality of AA. Only 3% of the portfolio is invested in equities. Outlook for Remainder of 2016 Mr. Petcoff concluded, “We were encouraged with the underwriting results achieved during the period. We feel that our high growth rate, greater visibility into our potential claims, and improving expense structure will continue to be drivers for Conifer’s return to profitable and stable growth. Having already invested in building a diverse organization with experienced underwriters in markets we know well from years of historical data and experience, we are not encumbered by long‐ term headwinds such as an aging legacy infrastructure or markets where a larger participant could easily displace Conifer. We believe the second half of 2016 will be defined by our ability to deliver continued improvement in underwriting and properly managing our growth to efficient scale.” Earnings Conference Call The Company will hold a conference call/webcast on Friday, August 12th, at 8:30 a.m. ET to discuss results for the second quarter ended June 30, 2016. Investors, analysts, employees and the general public are invited to listen to the conference call via: June 30, December 31, 2016 2015 Cash and invested assets 147,382$ 130,427$ Reinsurance recoverables on paid and unpaid losses 8,099 7,044 Goodwill and intangible assets 1,417 1,427 Total assets 200,062 177,927 Unpaid losses and loss adjustment expenses 41,832 35,422 Unearned premiums 54,230 47,916 Senior debt 14,750 12,750 Total liabilities 124,061 100,665 Total shareholders' equity 76,001 77,262 Net written premium‐to‐statutory capital and surplus ratio 1.4 1.1 Debt‐to‐total capitalization ratio 0.2 0.1 Average tax‐equivalent book yield 2.1 2.1 Average fixed maturity duration 3.1 3.1 (dollars in thousands, except share data) (Unaudited)

Conifer Holdings, Inc. Page 8 August 11, 2016 Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844‐868‐8843 (domestic) or 412‐317‐6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan‐based insurance holding company formed in 2009. Through its subsidiaries, Conifer offers insurance coverage in both specialty commercial and specialty personal product lines marketing through independent agents in all 50 states. The Company completed its initial public offering in August 2015 and is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non‐GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define operating income (loss), a non‐ GAAP measure, as net income (loss) allocable to common shareholders excluding net realized investment gains and losses, and other gains and losses, after‐tax. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 9 August 11, 2016 Reconciliations of operating income and operating income per share: Forward‐Looking Statement This press release contains forward‐looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward‐looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward‐looking statements contained in this press release are based on management’s good‐faith belief and reasonable judgment based on current information. The forward‐looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward‐looking statements, including those described in our form 10‐K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2016 and subsequent reports filed with or furnished to the SEC. Any forward‐looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward‐looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations. 2016 2015 2016 2015 shareholders (513)$ 366$ (2,541)$ 616$ Net realized gains, net of tax 541 87 533 232 Operating income (loss) allocable to common shareholders (1,054)$ 279$ (3,074)$ 384$ Weighted average common shares, diluted 7,594,862 4,050,042 7,616,821 4,045,482 Diluted income (loss) per common share: Net income (loss) per share (0.07)$ 0.09$ (0.33)$ 0.15$ Net realized gains, net of tax, per share 0.07 0.02 0.07 0.06 Operating income (loss) per share (0.14)$ 0.07$ (0.40)$ 0.09$ Three Months Ended June 30, Six Months Ended June 30, Net income (loss) allocable to common (dollar in thousands, except share and per share amounts)

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Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2016	**2015**	**2016**	**2015**
Revenue				
Premiums				
Gross earned premiums	$ 25,258	$ 22,187	$ 48,804	$ 43,161
Ceded earned premiums	(3,583)	(7,072)	(7,020)	(13,553)
Net earned premiums	21,675	15,115	41,784	29,608
Net investment income	528	469	1,065	955
Net realized investment gains	541	87	533	232
Other income	283	480	528	969
Total revenue	23,027	16,151	43,910	31,764
Expenses				
Losses and loss adjustment expenses, net	13,541	8,976	26,240	17,546
Policy acquisition costs	6,014	2,639	12,017	5,234
Operating expenses	4,536	3,619	8,675	7,311
Interest expense	143	239	300	483
Total expenses	24,234	15,473	47,232	30,574
Income (loss) before equity earnings and income taxes	(1,207)	678	(3,322)	1,190
Equity earnings (losses) of affiliates, net of tax	71	-	158	-
Income tax (benefit) expense	(623)	48	(623)	48
Net income (loss)	(513)	630	(2,541)	1,142
Less net (loss) income attributable to noncontrolling interest	-	51	-	100
Net income (loss) attributable to Conifer	$ (513)	$ 579	$ (2,541)	$ 1,042
Net income (loss) allocable to common shareholders	$ (513)	$ 366	$ (2,541)	$ 616
Earnings (loss) per common share, basic and diluted	$ (0.07)	$ 0.09	$ (0.33)	$ 0.15
Weighted average common shares outstanding, basic and diluted	7,594,862	4,050,042	7,616,821	4,045,482

Conifer Holdings, Inc. Page 11 August 11, 2016 June 30, December 31, 2016 2015 (Unaudited) Investment securities: Fixed maturity securities, at fair value (amortized cost of $110,819 and 112,469$ 107,093$ $107,213, respectively) Equity securities, at fair value (cost of $3,321 and $3,341, respectively) 4,443 4,240 Short‐term investments, at fair value 16,304 6,391 Total investments 133,216 117,724 Cash 14,166 12,703 Premiums and agents' balances receivable, net 21,950 18,010 Receivable from affiliate 2,236 1,792 Reinsurance recoverables on unpaid losses 5,890 5,405 Reinsurance recoverables on paid losses 2,209 1,639 Ceded unearned premiums 1,848 3,483 Deferred policy acquisition costs 13,182 12,102 Other assets 5,365 5,069 Total assets 200,062$ 177,927$ Liabilities: Unpaid losses and loss adjustment expenses 41,832$ 35,422$ Unearned premiums 54,230 47,916 Reinsurance premiums payable 445 1,069 Senior debt 14,750 12,750 Accounts payable and accrued expenses 12,056 2,758 Other liabilities 748 750 Total liabilities 124,061 100,665 Commitments and contingencies ‐ ‐ Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 7,577,829 and 7,644,492 issued and outstanding, respectively) 80,069 80,111 Accumulated deficit (5,572) (3,031) Accumulated other comprehensive income 1,504 182 Total shareholders' equity 76,001 77,262 Total liabilities and shareholders' equity 200,062$ 177,927$ Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) Assets Liabilities and Shareholders' Equity